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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 31, 2005

GEXA CORP. (Exact name of registrant as specified in its charter)
Texas (State or other jurisdiction of incorporation)	0-16179 (Commission File Number)	76-0670175 (IRS Employer Identification No.)
20 Greenway Plaza, Suite 600, Houston, Texas (Address of principal executive offices)		77046 (Zip Code)
Registrant's telephone number, including area code (713) 470-0400
N/A (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

        On March 31, 2005, Gexa Corp. (the "Company") issued a press release announcing the Company's financial results for the year ended December 31, 2004. A copy of the press release is filed as Exhibit 99.1 to this Form 8-K, and is incorporated herein by reference.

Item 8.01 Other Events

        During the audit for the fiscal year 2004, the Company's independent auditors, Hein & Associates, LLP ("Hein"), issued a material weakness letter noting significant deficiencies in our internal controls. The deficiency noted was inadequate disclosure to Hein of a control deficiency, identified by the Company, over input of rates into the Company's billing system and the resulting reserve accrual. In addition, the Company failed to fully investigate and quantify the extent of the error caused by this control deficiency.

        The Company's Audit Committee has completed an independent review of the matters raised by Hein and has put in place an action plan which is substantially completed as of the date of this press release. The control deficiency was primarily the result of input errors on customers added in 2003 and will not result in restatement to any prior period or any other material changes to our financial statements. For further information see Item 9A. Controls and Procedures, of the Company's Form 10-K which was filed today.

Item 9.01 Financial Statements and Exhibits.

(a)
Financial statements of businesses acquired.

          None

(b)
Pro forma financial information.

          None

(c)
Exhibits.

          99.1    Press Release dated March 31, 2005.

[Signature page follows]

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEXA CORP.
Date: March 31, 2005	/s/ David K. Holeman David K. Holeman Vice President & CFO

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  Item 2.02 Results of Operations and Financial Condition
  Item 8.01 Other Events
  Item 9.01 Financial Statements and Exhibits.
SIGNATURES